Exhibit 99.1

HARBORONE BANK AND HARBORONE BANCORP, INC.

ANNOUNCE EXPECTED CLOSING DATE

Brockton, MA, June 28, 2016 — HarborOne Bank and its proposed new holding company, HarborOne Bancorp, Inc., announced today that they have received all regulatory approvals to complete the reorganization of HarborOne into a mutual holding company form of organization and HarborOne Bancorp’s stock offering, and expect to close the reorganization and offering at the close of business on June 29, 2016.

A total of 14,454,396 shares of common stock are expected to be sold in the offering at $10.00 per share. The offering was oversubscribed in the subscription offering by eligible depositors of the Bank having a first tier priority under the Plan of Reorganization and Minority Stock Issuance (i.e., those depositors having a qualifying deposit as of December 31, 2014); accordingly, shares will be allocated to valid orders received from those depositors in accordance with the terms of the Plan, as described in the Prospectus. In accordance with the Plan, HarborOne Bancorp’s employee stock ownership plan will also have its order for 1,187,188 shares filled in full. All other orders received in the subscription and community offering will not be filled. Persons wishing to confirm their stock allocations may contact the Stock Information Center at (508) 895-1015, which will be open for this purpose from 10:00 a.m. to 4:00 p.m. on June 29 and June 30, 2016.

As part of the reorganization, HarborOne Bancorp will issue 17,281,034 shares to HarborOne Mutual Bancshares, HarborOne Bancorp’s new mutual holding company. In addition, HarborOne Bancorp will contribute 385,450 shares of HarborOne Bancorp common stock and $965,000 in cash to The HarborOne Foundation, a charitable foundation that has been formed in connection with the reorganization. The Foundation will be dedicated to supporting charitable organizations operating in the communities in which HarborOne Bank operates now and in the future. A total of 32,120,880 shares of common stock will be outstanding following the completion of the reorganization and offering.

HarborOne Bancorp’s stock is expected to trade on the Nasdaq Global Select Market under the trading symbol “HONE” beginning on June 30, 2016. Direct Registration System (“DRS”) statements for shares purchased in the offering, interest checks and refund checks for any persons not receiving all shares ordered are expected to be mailed on or about July 1, 2016.

About HarborOne Bank

With $2 billion in assets, HarborOne Bank is the largest co-operative bank in New England. HarborOne serves the financial needs of consumers, businesses, and municipalities throughout southeastern Massachusetts through its network of 14 full-service branches, two limited service branches, a commercial loan office in Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to its Brockton and Mansfield locations. HarborOne is the parent company of Merrimack Mortgage, LLC, a full-service mortgage lender with 34 offices in Massachusetts, New Hampshire, Connecticut and Maine, and also does business in five additional states.

This press release contains certain forward-looking statements about the reorganization and the stock offering. Forward-looking statements can be generally identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the stock offering, the possibility of unforeseen delays in the delivery of direct registration statements or checks related to the stock offering, and/or delays in the opening of trading due to market disruptions or exchange-related operational issues.

A registration statement relating to the securities of HarborOne Bancorp, Inc. has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The shares of common stock of HarborOne Bancorp, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Share Insurance Fund or any other government agency.